Exhibit 10.1

EXHIBIT B

INDEMNIFICATION AGREEMENT

This Agreement, made and entered into (“Agreement”), by and between Lydall, Inc., a Delaware corporation (“Company”), and David Freeman (“Indemnitee”):

WHEREAS, highly competent persons are becoming more reluctant to serve publicly-held corporations as directors or in other capacities unless they are provided with adequate protection through insurance or adequate indemnification against inordinate risks of claims and actions against them arising out of their service to and activities on behalf of the corporation; and

WHEREAS, the current impracticability of obtaining adequate insurance and the uncertainties relating to indemnification have increased the difficulty of attracting and retaining such persons;

WHEREAS, the Board of Directors of the Company has determined that the inability to attract and retain such persons is detrimental to the best interests of the Company’s stockholders and that the Company should act to assure such persons that there will be increased certainty of such protection in the future; and

WHEREAS, it is reasonable, prudent and necessary for the Company contractually to obligate itself to indemnify such persons to the fullest extent permitted by applicable law so that they will serve or continue to serve the Company free from undue concern that they will not be so indemnified; and

WHEREAS, Indemnitee is willing to serve, continue to serve and to take on additional service for or on behalf of the Company on the condition that he be so indemnified;

NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the Company and Indemnitee do hereby covenant and agree as follows:

Section 1. Services by Indemnitee. Indemnitee agrees to serve (as a director, officer, employee, agent of the Company) (at the request of the Company, as a director, officer, employee, agent, fiduciary of another corporation, partnership, joint venture, trust employee benefit plan or other enterprise. Indemnitee may at any time and for any reason resign from such position (subject to any other contractual obligation or any obligation imposed by operation of law), in which event the Company shall have no obligation under this Agreement to continue Indemnitee in such position.

Section 2. Indemnification - General. The Company shall indemnify, and advance Expenses (as hereinafter defined) to, Indemnitee (a) as provided in this Agreement and (b) to the fullest extent permitted by applicable law in effect on the date hereof and as amended from time to time. The rights of Indemnitee provided under the preceding sentence shall include, but shall not be limited to, the rights set forth in the other Sections of this Agreement.

Section 3. Proceedings Other than Proceedings by or in the Right of the Company. Indemnitee shall be entitled to the rights of indemnification provided in this Section 3 if, by reason of his Corporate Status (as hereinafter defined), he is, or is threatened to be made, a party to any threatened, pending, or completed Proceeding (as hereinafter defined), other than a Proceeding by or in the right of the Company. Pursuant to this Section 3, Indemnitee shall be indemnified against all expenses, judgements, penalties, fines, and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such Proceeding or any claim, issue or matter therein, if he acted in good faith and in a manner be reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal Proceeding, had no reasonable cause to believe his conduct was unlawful.

Section 4. Proceedings by or in the Right of the Company. Indemnitee shall be entitled to the rights of indemnification provided in this Section 4 if, by reason of his Corporate Status, he is, or is threatened to be made, a party to any threatened, pending or completed Proceeding brought by or in the right of the Company to procure a judgment in its favor. Pursuant to this Section, Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by him or on his behalf in connection with such Proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company; provided, however, that if applicable law so provides, no indemnification against such Expenses shall be made in respect of any claim, issue or matter in such Proceeding as to which Indemnitee shall have been adjudged to be liable to the Company unless and to the extent that the Court of Chancery of the State of Delaware, or the court in which such Proceeding shall have been brought or is pending, shall determine that such indemnification may be made.

Section 5. Indemnification for Expenses of a Party Who is Wholly or Partly Successful. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of his Corporate Status, a party to and is successful, on the merits or otherwise, in any Proceeding, he shall be indemnified against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify Indemnitee against all expenses actually and reasonably incurred by him or on his behalf in connection with each successfully resolved claim, issue or matter. For purposes of this Section and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

Section 6. Indemnification for Expenses of a Witness. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of his Corporate Status, a witness in any Proceeding to which Indemnitee is not a party, he shall be indemnified against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith.

Section 7. Advancement of Expenses. The Company shall advance all reasonable Expenses incurred by or on behalf of Indemnitee in connection with any Proceeding within ten days after the receipt by the Company of a statement or statements from Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by Indemnitee and shall include or be preceded or accompanied by an undertaking by or on behalf of Indemnitee to repay any Expenses advanced if it shall ultimately be determined that Indemnitee is not entitled to be indemnified against such Expenses.

Section 8. Procedures for Determination of Entitlement to Indemnification.

(a) To obtain indemnification under this Agreement, Indemnitee shall submit to the Company a written request, including therein or therewith such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification. The Secretary of the Company shall, promptly upon receipt of such a request for indemnification, advise the Board of Directors in writing that Indemnitee has requested indemnification.

(b) Upon written request by Indemnitee for indemnification pursuant to the first sentence of Section 8(a) hereof, a determination, if required by applicable law, with respect to Indemnitee’s entitlement thereto shall be made in the specific case; (i)if a Change in Control (as hereinafter defined) shall be made in the Independent Counsel (as hereinafter defined) in a written opinion to the Board of Directors, a copy of which shall be delivered to Indemnitee; or (ii) if a Change of Control shall not have occurred, (A) by the Board of Directors by a majority vote of a quorum consisting of Disinterested Directors (as hereinafter defined), or (B) if a quorum of the Board of Directors consisting of Disinterested Directors is not obtainable or, even if obtainable, such quorum of Disinterested Directors so directs, by Independent Counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to Indemnitee or (C) if so directed by the Board of Directors, by the stockholders of the Company; and, if it is so determined that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within ten (10) days after such determination. Indemnitee shall cooperate with the person, persons or entity making such determination with respect to Indemnitee’s entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. Any costs or expenses (including attorneys’ fees and disbursements) incurred by Indemnitee in so cooperating with this person, persons or entity making such determination shall be borne by the Company (Irrespective of the determination as to Indemnitee’s entitlement to indemnification) and the Company hereby indemnifies and agrees to hold Indemnitee harmless therefrom.

(c) In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 8(b) hereof, the Independent Counsel shall be selected as provided in this Section 8(c). If a Change of Control shall not have occurred, the Independent Counsel shall be selected by the Board of Directors, and the Company shall give written notice to Indemnitee advising him of the identity of the Independent Counsel so selected. If a Change of Control shall have occurred, the Independent Counsel shall be selected by Indemnitee (unless Indemnitee shall request that such selection be made by the Board of Directors, in which event the preceding sentence shall apply), and Indemnitee shall give written notice to the Company advising it of the identity of the Independent Counsel so selected. In either event, Indemnitee or the Company, as the case may be, may, within 10 days after such written notice of selection shall have been given, deliver to the Company or to Indemnitee, as the case may be, a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Section 17 of this Agreement, and the objection shall set forth with particularity the factual basis of such assertion. If such written objection is so made and substantiated, the Independent Counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court has determined that such objection is without merit. If, within 20 days after submission by Indemnitee of a written request for indemnification pursuant to Section 8(a) hereof, no Independent Counsel shall have been selected and not objected to, either the Company or Indemnitee may petition the Court of Chancery of the State of Delaware or other court of competent jurisdiction for resolution of any objection which shall have been made the Company or Indemnitee to the other’s selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the Court of by such other person as the Court shall designate, and the person with respect to whom all objections are so resolved or the person so appreciated shall act as Independent Counsel under Section 8(b) hereof. The Company shall pay any and all reasonable fees and expenses of Independent Counsel incurred by such Independent Counsel in connection with acting pursuant to Section 8(b) hereof, and the Company shall pay all reasonable fees and expenses incident to the procedures of this Section 8(c), regardless of the manner in which such Independent Counsel was selected or appointed. Upon the due commencement of any judicial proceeding or arbitration pursuant to Section 10(a)(iii) of this Agreement, Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).

Section 9. Presumptions and Effect of Certain Proceedings.

(a) If a Change of Control shall have occurred, in making a determination with respect to entitlement to indemnification hereunder, the person or persons or entity making such determination shall presume that Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with Section 8(a) of this Agreement, and the Company shall have the burden of proof to overcome that presumption in connection with the making by any person, persons or entity of any determination contrary to that presumption.

(b) The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement of conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that his conduct was unlawful.

Section 10. Remedies of Indemnitee.

(a) In the event that (i) a determination is made pursuant to Section 8 of this Agreement that Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of Expenses is not timely made pursuant to Section 7 of this Agreement, (iii) no determination of entitlement to indemnification shall have been made pursuant to Section 8(b) of this Agreement within 90 days after receipt by the Company of the request for indemnification, (iv) payment of indemnification is not made pursuant to Section 5 or 6 of this Agreement within ten (10) days after receipt by the Company of a written request therefor, or (v) payment of indemnification is not made within 10 (10) days after a determination has been made that Indemnitee is entitled to indemnification, Indemnitee shall be entitled to an adjudication in an appropriate court of the State of Delaware, or in any other court of competent jurisdiction, of his entitlement to such indemnification or advancement of Expenses. Alternatively, Indemnitee, at his option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association. Indemnitee shall commence such proceeding seeking an adjudication or an award in arbitration within 180 days following the date on which Indemnitee first has the right to commence such proceeding pursuant to this Section 10(a); provided, however, that the foregoing clause shall not apply in respect of a proceeding brought by Indemnitee to enforce his rights under Section 5 of this Agreement.

(b) In the event that a determination shall have been made pursuant to Section 8(b) of this Agreement that Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section 10 shall be conducted in all respects as a de novo trial, or arbitration, on the merits and Indemnitee shall not be prejudiced by reason of that adverse determination. If a Change of Control shall have occurred, in any judicial proceeding or arbitration commenced pursuant to this Section 10 the Company shall have the burden of proving that Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be.

(c) If a determination shall have been made pursuant to Section 8(b) of this Agreement that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 10, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law.

(d) In the event that Indemnitee, pursuant to this Section 10, seeks a judicial adjudication of or an award in arbitration to enforce his rights under, or to recover damages for breach of, this Agreement, Indemnitee shall be entitled to recover from the Company, and shall be indemnified by the Company against, any and all expenses (of the types described in the definition of Expenses in Section 17 of this Agreement) actually and reasonably incurred by him in such judicial adjudication or arbitration, but only if he prevails therein. If it shall be determined in said judicial adjudication or arbitration that Indemnitee is entitled to receive part but not all of the indemnification or advancement of expenses sought, the expenses incurred by Indemnitee in connection with such judicial adjudication or arbitration shall be appropriately prorated.

Section 11. Non-Exclusivity; Survival of Rights; Insurance; Subrogation.

(a) The rights of indemnification and to receive advancement of Expenses as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Certificate of Incorporation, the By-Laws, any agreement, a vote of stockholders or a resolution of directors, or otherwise. No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee in his Corporate Status prior to such amendment, alteration or repeal.

(b) To the extent that the Company maintains an insurance policy or policies providing liability insurance for directors, officers, employees, or agents of the Company or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which such person serves at the request of the Company, Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any such director, officer, employee or agent under such policy or policies.

(c) In the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnities, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

(d) The Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that Indemnities has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.

Section 12. Duration of Agreement. This Agreement shall continue until and terminate upon the later of: (a)10 years after the date that Indemnitee shall have ceased to serve as a director, officer, employee, or agent of the Company or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which Indemnitee served at the request of the Company; or (b) the final termination of any Proceeding then pending in respect of which Indemnitee is granted rights of indemnification or advancement of expenses hereunder and of any proceeding commenced by Indemnitee pursuant to Section 10 of this Agreement relating thereto. This Agreement shall be binding upon the Company and its successors and assigns and shall inure to the benefit of Indemnitee and his heirs, executors and administrators.

Section 13. Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed to as to give effect to the intent manifested thereby.

Section 14. Exception to Right of Indemnification or Advancement of Expenses. Notwithstanding any other provision of this Agreement, Indemnitee shall not be entitled to indemnification or advancement of Expenses under this Agreement with respect to any Proceeding brought by Indemnitee, or any claim therein prior to a Change in Control, unless the bringing of such Proceeding or making of such claim shall have been approved by the Board of Directors.

Section 15. Identical Counterparts. This agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

Section 16. Headings. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

Section 17. Definitions. (a) The phrase “Change of Control,” as used in this Agreement, shall mean i) an acquisition of the Company by means of a merger or consolidation or purchase of substantially all of its assets if and when incident thereto (A) the composition of the Board of Directors of the Company (the “Board”) or its successor changes so that a majority of the Board is not comprised of individuals who were members of the board immediately prior to such merger, consolidation or purchase of assets or (B) the stockholders of the Company acquire a right to receive, in exchange for or upon surrender a majority of their stock, cash or other securities or a combination of the two; and/or ii) the acquisition by a person (as that term is hereafter defined) of the voting rights with respect to 25 percent or more of the outstanding Common Stock of the Company if such person was not an officer or director of the Company on the date of this Agreement; and/or iii) the election or appointment to the Board of any director or directors whose appointment or election or nomination for election was not approved by a vote of at least a majority of the directors then still in office who were either directors on the date hereof or whose election, appointment or nomination for election was previously so approved.

(b) “Corporate Status” describes the status of a person who is or was a director, officer, employee or agent of the Company or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which such person is or was serving at the request of the Company.

(c) “Disinterested Director” means a director of the Company who is not and was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee.

(d) “Effective Date” means January 10, 2007.

(e) “Expenses” shall include all reasonable attorney’s fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, or being or preparing to be a witness in a Proceeding.

(f) “Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past five years has been, retained to represent: (i) the Company or Indemnitee in any matter material to either such party, or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.

(g) “Proceeding” includes any action, suit, arbitration, alternate dispute resolution mechanism, investigation, administrative hearing or any other proceeding, whether civil, criminal, administrative, or investigative, except one (i) initiated by an Indemnitee pursuant to Section 10 of this Agreement to enforce his rights under this Agreement or (ii) pending on or before the Effective Date.

Section 18. Modification and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

Section 19. Notice by Indemnitee. Indemnitee agrees promptly to notify the Company in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification or advancement of Expenses covered hereunder.

Section 20. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if (i) delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, or (ii) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed:

(a)	If to Indemnitee, to:

David Freeman
xxxxx
xxxxx

(b)	If to the Company to:

Mary Tremblay
Vice President, General Counsel and Secretary
Lydall, Inc.
P.O. Box 151
One Colonial Road
Manchester, CT 06045-0151

or to such other address as may have been furnished to Indemnitee by the Company or to the Company by Indemnitee, as the case may be.

Section 21. Governing Law. The parties agree that this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware.

Section 22. Miscellaneous. Use of the masculine pronoun shall be deemed to include usage of the feminine pronoun where appropriate.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first written.

ATTEST:		LYDALL, INC.,

By	/s/ Mary A. Tremblay	By	/s/ W. Leslie Duffy, Esq.

INDEMNITEE

/s/ David Freeman
David Freeman
xxxxxxxxx
xxxxxxxxx

Confidentiality and Non-Compete Agreement

In consideration of my employment by the Company, or future employment with an affiliate to whom I am transferred (together the “Company”), the compensation and other benefits to be received by me from the Company, I agree that:

1. Definitions

The term “Confidential Information” as used in this Agreement includes all business information and records which relate to the Company or to parties working with the Company under a confidentiality agreement, and which are not known to the public generally, including, but not limited to, technical notebook records, technical reports, patent applications, machine equipment, computer software, models, process and product designs including any drawings and descriptions, unwritten knowledge and “know-how”, operating instructions, training manuals, production and development processes, production or other schedules, customer lists, customer buying records, product sales records, sales requests, territory listings, market surveys, plans including marketing plans and long-range plans, salary information, contracts, supplier lists, product costs, policy statements, policy procedures, policy manuals, flowcharts, computer printouts, program listings, reproductions and correspondence.

The term “Invention” as used in this Agreement includes any discovery, improvement, design or idea, patentable, copywriteable or otherwise, which relates to any activity or business in which the Company is engaged or any process, equipment, material, product or method (including computer software) in which the Company has any direct or indirect interest.

2. Inventions

I will disclose promptly to the Company any Invention conceived, developed or perfected by me, either alone or jointly with another or others, while I am an employee, whether or not such conception, development or perfection occurs during the hours of my employment.

I grant to the Company without further compensation, all my right, title and interest in and to any such Invention for the sole use and benefit of the Company, together with all U.S. and foreign patents, trademarks or copyrights that may at any time be granted, and all reissues, renewals and extensions of such patents, trademarks or copyrights. At the request and expense of the Company, I will at any time do what the Company reasonably believes to be necessary to assist the Company to vest full right and title to each such Invention in the Company, enable the Company to obtain and maintain full right and title in any country, prosecute applications for and secure patents (including their reissue, renewal and extension), trademarks, copyrights and any other form of protection for each such Invention, and prosecute or defend any interference or opposition which may be declared involving any such application or patent and any litigation in which the Company may be involved concerning any such Invention. This will include preparing, executing and delivering any written document, drawings, flowcharts, or computer printouts. The provisions of this section will continue after I stop working for the Company and shall be binding on my executors, administrators and assigns, unless waived in writing by the Company.

3. Confidential Information

I have not disclosed and will not disclose to the Company, and I will not use, in the discharge of my duties as an employee of the Company, any trade secret or confidential information belonging to a former employer or other person and which has been classified by the former employer or other person as a trade secret or confidential information. The limitation set forth in this section shall not apply to matters which (a) are or become public knowledge, (b) were previously known to the Company, (c) are subsequently received by the Company from a third party, or (d) are independently derived by the Company.

I will not, directly or indirectly, during or at any time after the period of my employment by the Company, use for myself or others, or disclose to others, any Confidential Information, no matter how such information becomes known to me, unless I first obtain the Company’s written consent.

When I leave the Company’s employ, or at any other time upon request by the Company, I will promptly deliver to the Company all documents and records, including but not limited to those listed under the definition of Confidential Information, which are in my possession or under my control and which pertain to the Company, any of its activities or any of my activities while in the course of my employment and all copies thereof. I will not retain or deliver to any others copies of these documents or records.

4. Non-Competition

I acknowledge and agree that the Company’s business competes upon a worldwide basis, and that the degree of competition in that business is high. I recognize that the Company may assign me to duties in a geographic area or specific market. I agree that, unless I first obtain the Company’s written consent, I will not during my employment with the Company and for a period of two (2) years following the termination of my employment (provided, however, that if I am employed by the Company for less than two (2) years, the post-employment period to which this section applies shall be the greater of six (6) months or the length of my employment in any capacity), directly or indirectly or through others, individually, or as a member, officer, director, employee, agent, or investor of any partnership or entity (except ownership of not more than one percent (1%) of the outstanding publicly traded stock of any company):

(i) participate in the ownership, management, operation or control of, or work for (as an employee, consultant or independent contractor) or have any material financial interest in, any business competitive with the Company in (a) any market in which the company for which I have worked in the two (2) preceding years has sold or attempted to sell any of its product in the two (2) years preceding my termination or (b) if the Company has assigned me to duties in a geographic area, within two hundred fifty (250) miles of any such geographic area in which I have worked in the two (2) years preceding my termination,

(ii) induce or encourage any employee of the Company to terminate his or her employment with the Company, or

(iii) solicit, induce or encourage any person, business or entity which is a supplier of, a purchaser from, or a contracting party with, the Company to terminate any written or oral agreement, order or understanding with the Company or to conduct business in a way that results in an adverse impact to the Company.

I further understand and agree that the remedy at law for any breach or threatened breach of my agreement not to compete contained in this section would be inadequate and that any breach or attempted breach would result in irreparable damage to the Company, the monetary amount of which would be impossible to ascertain. Thus, I agree that in the event of any breach or threatened breach of my agreement not to compete, in addition to all other available legal or equitable remedies, the Company may obtain injunctive relief to remedy damage caused by such breach or threatened breach, and that the Company shall be entitled to recover from me its costs and expenses, including reasonable attorney fees, incurred in remedying such breach or threatened breach.

5. General Terms

I represent and agree that I have and will assume no obligations to others inconsistent with any of my obligations to the Company under this Agreement.

In consideration of my employment, I agree to conform to the policies of the Company. I understand that my employment is for an indefinite period and can be terminated at any time, with or without cause or prior notice by either the Company or me, and will remain so unless a written agreement for a specific term is entered into and executed by me and the Company’s CEO or CFO. No other representations or agreements have been made regarding the term or termination of my employment. I understand that no employee of the Company other than its CEO or CFO has the authority to enter into any agreement, commitment or guarantees binding on the Company regarding my employment and then only by a signed, written document.

This Agreement, which is ancillary to any other agreement I may have with the Company, (a) is intended as the complete and exclusive statement of my agreement with the Company with respect to its subject matter, (b) shall be binding upon my heirs, executors and administrators, (c) shall be assignable by the Company to its successors; (d) shall not be modified unless in writing and signed by me and the Company, (e) shall be governed by and construed in accordance with the law of the State of Connecticut, the Company ‘s home office state, and (f) if any part of this Agreement is found invalid by any court, the remainder shall be valid and enforceable in law and equity.

/s/ David Freeman	(Employee Signature)	/s/ Rae Holmes	(Witness to Signature)
David Freeman	(Employee printed name)	7/2/03	(Date)

Lydall, Inc.

By:	/s/ Roger M. Widmann
Name:	Roger M. Widmann
Title:	Chairman

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